NEWS RELEASE

Contact: Troy D. Cook

Executive Vice President &

Chief Financial Officer

913-327-3109

NPC INTERNATIONAL, INC. ANNOUNCES CLOSING OF ACQUISITION OF 50 UNITS FROM PIZZA HUT, INC.

OVERLAND PARK, KANSAS, (FEBRUARY 17, 2009) - NPC International, Inc. announced today that it has closed the transaction contemplated by the previously announced Asset Sale Agreement (ASA) signed with Pizza Hut, Inc. and Pizza Hut of America, Inc. (collectively, PHI) pursuant to which NPC purchased from PHI 49 Pizza Hut units, and will operate 1 Pizza Hut unit under a management agreement between NPC and PHI. All units are located in and around St. Louis, Missouri. The purchase price was for $14.2 million in cash.

The units sold by PHI include 19 fee-owned locations, which will be leased from PHI. The acquisition was funded from borrowings on the Company’s $75.0 million revolving credit facility.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and operates 1,162 Pizza Hut restaurants and delivery/carryout units, 19% of the entire domestic Pizza Hut system, in 28 states.

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7300 W 129th St,

Overland Park, KS 66213